New Hampshire Thrift Bancshares, Inc. Announces Earnings for Third Quarter

NEWPORT, NH -- (Marketwire - October 14, 2009) - New Hampshire Thrift Bancshares, Inc. (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the nine months ended September 30, 2009 of $4,823,534, or $0.77 per share (assuming dilution) compared to $3,896,196, or $0.67 per share (assuming dilution) for the same period in 2008, an increase of $927,338, or 23.8%. For the third quarter ended September 30, 2009, net income totaled $1,809,123, or $0.29 per share (assuming dilution), compared to $1,105,596, or $0.19 per share (assuming dilution), for the same period in 2008, an increase of $703,527, or 63.63%. The Company's returns on average assets and equity for the nine months ended September 30, 2009 were 0.71% and 7.55%, respectively, compared to 0.61% and 6.89%, respectively, for the same period in 2008.

Net income for the nine months ended September 30, 2009 reflects an increase in the amount of $1,162,568, or 6.15%, in net interest and dividend income. Noninterest income increased by $3,427,752, or 66.55%, for the nine months ended September 30, 2009, which includes $1,555,803 in net gains on the sales of investment securities during 2009 compared to net losses on the sales and write-downs of investment securities of $785,131 during 2008 as well as an increase of $1,350,839 in gains on sales of loans. For the nine months ended September 30, 2009, noninterest expense increased $435,090, or 2.45%, which includes $415,887 recorded for the Federal Deposit Insurance Corporation ("FDIC") Special Assessment. The increase in the amount of $703,527 in net income for the quarter ended September 30, 2009 compared to the same period in 2008 reflects an increase of $318,474, or 4.82%, in net interest and dividend income. Noninterest income increased by $1,813,846, or 164.46%, for the three months ended September 30, 2009, reflecting $425,387 in net gains on the sales of investment securities during the quarter ended September 30, 2009. This compares to net losses on the sales and write-downs of investments securities of $868,864 for the same period in 2008 primarily due to the other-than-temporary impairment of Fannie Mae preferred stock. In addition, gains on sales of loans increased $603,500 for the quarter ended September 30, 2009, compared to the same period in 2008. Noninterest expense increased $323,133, or 5.53%, for the quarter ended September 30, 2009, reflecting the depletion of insurance premium credits from the FDIC resulting in an increase of $305,635 for FDIC premiums during the third quarter of 2009 compared to the same period in 2008. The Bank's interest rate margin was 3.40% at September 30, 2009, as compared to 3.42% at September 30, 2008.

Total assets amounted to $902,944,222 at September 30, 2009, compared to $829,204,025 at September 30, 2008, an increase of $73,740,197, or 8.89%. Investment securities (including Federal Home Loan Bank stock) increased $83,274,990 to $174,452,312 at September 30, 2009, compared to $91,177,322 at September 30, 2008. Loans held in portfolio decreased $15,293,300, to $622,501,543 at September 30, 2009, from $637,794,843 at September 30, 2008. Total loan production for the nine months ended September 30, 2009 amounted to $249,031,807, compared to $192,717,386 for the nine months ended September 30, 2008, an increase of $56,314,421, or 29.22%. Total deposits increased $45,946,445 to $690,029,115 at September 30, 2009 from $644,082,670 at September 30, 2008. Advances from the Federal Home Loan Bank increased $13,577,855 from $62,432,246 at September 30, 2008, to $76,010,101 at September 30, 2009.

Total non-performing loans as a percentage of total loans was 1.21% at September 30, 2009, compared to 1.10% at December 31, 2008. During the first nine months of 2009, the Bank recorded a provision for loan losses of $3,326,000, due primarily to the effects of the national recession, and correspondingly the Allowance for Loan and Lease Losses increased to $8,000,798 at September 30, 2009.

Stockholders' equity amounted to $88,604,443 at September 30, 2009, resulting in a book value of $13.60 per common share, based on 5,771,772 shares of common stock outstanding at September 30, 2009, an increase of $0.73 per common share from a year ago. As previously announced, a regular quarterly dividend in the amount of $0.13 per common share is payable on October 30, 2009 to stockholders of record on October 23, 2009. The Bank remains well-capitalized with a Tier I Capital ratio of 8.83% at September 30, 2009.

NHTB is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire, and central Vermont.

                  New Hampshire Thrift Bancshares, Inc.
                      Selected Financial Highlights
                              (unaudited)

                            Three Months Ended         Nine months Ended
                          9/30/2009    9/30/2008    9/30/2009    9/30/2008
                        ------------ ------------ ------------ ------------
Interest and Dividend
 Income                 $  9,879,086 $ 10,511,987 $ 29,537,246 $ 32,086,258
Interest Expense           2,950,246    3,901,621    9,465,298   13,176,878
Net Interest and
 Dividend Income           6,928,840    6,610,366   20,071,948   18,909,380
Provision for Loan
 Losses                      931,000      183,600    3,326,000      360,600
Noninterest Income         2,916,758    1,102,912    8,578,355    5,150,603
Noninterest Expense        6,164,063    5,840,930   18,158,582   17,723,492
Net Income              $  1,809,123 $  1,105,596 $  4,823,534 $  3,896,196
Earnings Per Common
 Share, basic (1)       $       0.29 $       0.19 $       0.77 $       0.68
Earnings Per Common
 Share, assuming
 dilution (1)           $       0.29 $       0.19 $       0.77 $       0.67
Dividends Declared (1)  $       0.13 $       0.13 $       0.39 $       0.39

                                                At 9/30/09     At 9/30/08
                                              -------------  -------------
Total Assets                                  $ 902,944,222  $ 829,204,025
Loans Receivable, Net                           622,501,543    637,794,843
Securities (including FHLB stock)               180,395,512     91,177,322
Total Deposits                                  690,029,116    644,082,670
Federal Home Loan Bank Advances                  76,010,101     62,432,246
Subordinated Debentures                          20,620,000     20,620,000
Stockholders’ Equity                             88,604,443     73,945,716
Book Value of Common Shares Outstanding       $       13.60  $       12.87
Tier I Core Capital to Assets                          8.83%          8.21%
Common Shares Outstanding                         5,771,772      5,747,772
Return on Average Assets                               0.71%          0.61%
Return on Average Equity                               7.55%          6.89%
Non-performing Loans as a % of Total Loans             1.21%          1.10%

(1) Diluted earnings per common share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

Statements included in this press release that are not historical or current fact are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. New Hampshire Thrift Bancshares disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional information contact:
Stephen R. Theroux
President
603-863-0886